                                                                    EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Employee Stock Purchase Plan of Protein Design Labs, Inc., of our report dated February 1, 2000, with respect to the consolidated financial statements of Protein Design Labs, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP


Palo Alto, California
August 29, 2000